EXHIBIT 6.1

NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”). Such portions have been redacted and are marked with a “[***]” in the place of the redacted language. The redacted information has been filed separately with the Commission.

MASTER SERVICES AGREEMENT

This Master Services Agreement (“Agreement”) is entered into between CoreLogic Solutions, LLC, a California limited liability company, having its principal place of business at 40 Pacifica, Suite 900, Irvine, California 92618, together with its subsidiaries and affiliates (collectively, “CoreLogic”) and the customer identified below on this signature page (“Customer”) (collectively, the “Parties,” or individually, a “Party”). This Agreement is effective as of the date of last signature below (the “Effective Date”).

This Agreement consists of: (i) this signature page; (ii) the CoreLogic Standard Terms and Conditions; (iii) any addendum that may be executed by the Parties from time to time setting forth additional terms related to specific CoreLogic services (each, an “Addendum”); and (iv) all written orders for CoreLogic services as set forth in statements of work (“SOWs”), together with any related exhibits or purchase orders thereto, executed by the Parties under this Agreement, all of which are incorporated herein by this reference.

This Agreement is the complete agreement between the Parties and replaces any prior or contemporaneous oral or written communications between the Parties concerning the subject matter of the relevant SOW(s). There are no conditions, understandings, agreements, representations or warranties, express or implied, which are not specified herein. This Agreement may only be modified by a written document expressly stated for such purpose and executed by the Parties.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed. Each Party warrants and represents that its respective signatories whose signatures appear below have been and are on the date of signature duly authorized to execute this Agreement.

HOMEUNION INC. (“CUSTOMER”)		CORELOGIC SOLUTIONS, LLC (“CORELOGIC”)

By:	/s/ Don Ganguly	By:	/s/ Richard Lombardi
	Authorized Signature		Authorized Signature

Name:	Don Ganguly	Name:	Richard Lombardi

Title:	Chief Executive Officer	Title:	Vice President, Data Solutions and Licensing

Date:	November 13, 2014	Date:	November 14, 2014

Address:	2010 Main Street, Suite 250	Address:	40 Pacifica, Suite 900
	Irvine, California 92614		Irvine, California 92618

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CORELOGIC

STANDARD TERMS AND CONDITIONS

1.          Agreement Structure. Each SOW executed by the Parties under this Agreement shall be subject to these Standard Terms and Conditions and the additional terms and conditions set forth in the Addendum hereunder applicable to such SOW, if any. Each SOW shall specifically reference this Agreement, the Addendum to which such SOW is subject, if any, and set forth the specific Services (as defined in each SOW), delivery methods, fees, Permitted Applications (as defined in each SOW) and any other terms applicable to the Services provided under such SOW. When fully executed by authorized signatories of the Parties, each SOW shall be incorporated into, and shall form a part of, this Agreement. Only the CoreLogic entity executing a specific Addendum or SOW shall incur any obligation or liability to Customer under such Addendum or SOW. The provisions of the various Agreement documents shall, to the extent possible, be interpreted so as to supplement each other and avoid any conflict between them. In the event of a conflict between the terms and conditions of these Standard Terms and Conditions and/or the Addendum applicable to a SOW, if any, on the one hand and the terms and conditions of a SOW on the other hand, the terms and conditions of these Standard Terms and Conditions and the Addendum applicable to such SOW, if any, shall control, unless explicitly stated otherwise in the SOW, and in that case the conflicting terms and conditions in such SOW shall apply only to that SOW. In the event of a conflict between the Standard Terms and Conditions and the Addendum, the Standard Terms and Conditions shall control, unless explicitly stated otherwise in the applicable Addendum.

2.          Ownership. CoreLogic, its affiliates or third party licensors own and hold all right, title and interest in and to the Services, including without limitation, all underlying data compilations and information, all materials related to the Services and all intellectual property derived from the Services, including without limitation, all patents, trademarks, copyrights and trade secrets derived from the Services, notwithstanding that portions of the Services may be derived in whole or in part from publicly available sources.

3.	Fees; Taxes.

3.1.          Fees. Customer shall pay CoreLogic the fees for the Services (“Fees”) as set forth in each SOW. Unless provided otherwise in the applicable SOW, CoreLogic shall invoice Customer for all Fees incurred by Customer at the end of each CoreLogic billing cycle, and Customer shall pay CoreLogic the Fees within 30 days of the date of CoreLogic’s invoice. Customer shall be responsible for, and shall pay the Fees for, all Services accessed using usernames and passwords issued to Customer, whether or not authorized by Customer. If full payment is not made in compliance with this Section 3.1 or the applicable SOW, Customer may be assessed a late charge equal to 1 ½ percent of the unpaid amount per month, or the maximum limit permitted by law, whichever is less. If Customer becomes 10 or more days past due and fails to pay all past due fees within 10 days of CoreLogic’s written notice of such delinquency, CoreLogic may suspend access or delivery of any Services provided under this Agreement until all past due charges and any related interest are paid, or terminate the Agreement, including any SOW. During any period for which access or delivery of the Services is suspended, Customer shall continue to incur and pay any minimum fees due. Customer shall pay CoreLogic all costs of collection of past due amounts owed to CoreLogic hereunder, including without limitation, attorney fees, collection agency fees and court costs.

3.2.          Taxes. Fees are exclusive of sales, use, excise, ad valorem, personal property, and other taxes. When CoreLogic has the legal obligation to collect such taxes, the appropriate amount shall be added to CoreLogic’s invoice and paid by Customer, unless Customer provides CoreLogic with a valid tax exemption certificate prior to issuance of the invoice. Such certificate must be in a form authorized by the appropriate taxing authority.

4.          Trademarks. “CoreLogic,” the CoreLogic logo and all CoreLogic product names are trademarks or service marks of CoreLogic or its affiliates (collectively, the “Marks”). No right or license to use the Marks is granted under this Agreement, except that Customer shall have the limited right to use the Marks solely as they appear in the Services. Customer shall not use the Marks in any advertising or promotional material nor shall Customer disclose CoreLogic as a data source to any third party, except for such disclosures required by federal, state or local government regulations, or as otherwise may be prior authorized in writing by CoreLogic. Customer shall not remove, alter or obscure any Marks or proprietary notices contained in the Services or other materials provided by CoreLogic.

5.          Compliance with Law. Customer represents and warrants that it has all rights necessary to provide any and all data, documentation and other materials that it may make available to CoreLogic under this Agreement and that CoreLogic may use, copy and otherwise manipulate such data, documentation and other materials as necessary for CoreLogic to perform the Services required under this Agreement. Customer shall use the Services in compliance with all applicable laws, statutes, ordinances and regulations. Customer may provide or otherwise make the Services available to any consumer to the limited extent necessary for Customer to comply with its disclosure obligations under applicable federal and state consumer protection laws or as otherwise expressly permitted in the applicable Addendum and SOW. Customer shall obtain any necessary licenses, certificates, permits, approvals or other authorizations required by all laws, statutes, ordinances and regulations applicable to Customer’s use of the Services

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6.          Confidentiality.

6.1.          Confidential Information. In the course of this Agreement, each Party may obtain nonpublic information from the other Party that is confidential and proprietary in nature (“Confidential Information”). Such Confidential Information includes, but is not limited to, the terms of this Agreement, information relating to the Services, information regarding a Party’s current, future and proposed products and services, product designs, plans and roadmaps, prices and costs, trade secrets, patents, patent applications, development plans, ideas, samples, media, techniques, works of authorship, models, inventions, know-how, processes, algorithms, software schematics, code and source documents, data, formulas, financial information, procurement requirements, customer lists, suppliers, investors, employees, business and contractual relationships, sales and marketing plans, nonpublic personal information of consumers as defined by the Gramm-Leach-Bliley Act (Pub. L. 106-102) and any implementing regulations or guidelines, whether disclosed before or after the Effective Date, and any other information the receiving Party knows or reasonably ought to know is confidential, proprietary or trade secret information of the disclosing Party. Confidential Information also includes any and all nonpublic information provided to the disclosing Party by third parties.

6.2.          Obligations. The Parties agree that at all times, and notwithstanding the termination or expiration of this Agreement, they shall hold all Confidential Information of the other Party in strict confidence and trust, and shall not use, reproduce or disclose the Confidential Information of the other Party to any person or entity except as specifically permitted in this Agreement. Each Party may disclose Confidential Information of the other Party only to those of its employees, contractors, consultants and advisors who have previously agreed to be bound by terms and conditions at least as restrictive as those set forth in this Agreement and who have a need to know such information.

6.3.          Exclusions to Confidentiality. The restrictions on use and disclosure of Confidential Information set forth in Section 6.2 shall not apply to the extent the Confidential Information: (i) is or becomes generally available to the public through no fault of the receiving Party (or anyone acting on its behalf); (ii) was previously rightfully known to the receiving Party free of any obligation to keep it confidential; (iii) is subsequently disclosed to the receiving Party by a third party who may rightfully transfer and disclose the information without restriction and free of any obligation to keep it confidential; (iv) is independently developed by the receiving Party or a third party without reference or access to the disclosing Party’s Confidential Information; or (v) is otherwise agreed upon by the Parties not to be subject to the restrictions set forth in Section 6.2. Notwithstanding that portions of the Services may be derived in whole or in part from publicly available sources, the Services and any of CoreLogic’s databases used in deriving the Services are proprietary, copyrighted and trade secrets of CoreLogic and, for the avoidance of doubt, are not excluded under this Section 6.3 from the restrictions on use and disclosure set forth in Section 6.2.

6.4.          Disclosures Required by Law. The receiving Party may disclose Confidential Information if required to do so as a matter of law, regulation or court order, provided that: (i) the receiving Party shall use all reasonable efforts to provide the disclosing Party with at least 10 days’ prior notice of such disclosure, (ii) the receiving Party shall disclose only that portion of the Confidential Information that is legally required to be furnished, and (iii) the receiving Party shall use reasonable efforts to seek from the party to which the information must be disclosed confidential treatment of the disclosed Confidential Information.

7.          Information Security. To the extent required by applicable law, each Party represents that it has implemented and maintains an information security program as required by the Gramm-Leach Bliley Act of 1999 (15 U.S.C. Section 6801 et seq.) and the regulations promulgated thereunder and the Interagency Guidelines Establishing Standards for Safeguarding Customer Information. Such program shall include appropriate administrative, technical and physical safeguards reasonably designed to: (i) ensure the security and confidentiality of consumer information; (ii) protect against any anticipated threats or hazards to the security or integrity of consumer information; (iii) protect against unauthorized access to or use of consumer information that could result in substantial harm or inconvenience to any consumer; and (iv) ensures disposal of the consumer information in a secure manner. CoreLogic will furnish copies of applicable SAS 70/SSAE 16 reports it has in its control for processing Services to Customer upon request.

8.          Disaster Recovery. CoreLogic shall maintain appropriate disaster recovery and contingency plans providing for continued operation in the event of a catastrophic event affecting CoreLogic’s business operations. CoreLogic will furnish a summary of its disaster recovery policies and procedures to Customer upon request.

9.	Indemnification.

9.1.          Indemnification by CoreLogic.

(a)          CoreLogic shall indemnify, defend and hold Customer harmless from and against any claims, losses, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees) (“Losses”) arising from a claim, suit or proceeding brought against Customer by a third party to the extent it is based on a claim that the Services infringe a United States patent, copyright, trademark, or other intellectual property rights of a third party (each, an “Infringement Claim”). CoreLogic’s obligations with respect to this Section 9.1 are conditioned upon: (i) Customer providing CoreLogic prompt written notice of the Infringement Claim or threat thereof; (ii) Customer giving CoreLogic full and exclusive authority for the conduct of the defense and settlement of the Infringement Claim and any subsequent appeal provided that CoreLogic reasonably informs Customer about the conduct of the defense and settlement, and, in the case of settlement, shall obtain Customer’s consent prior to such settlement in the event that the settlement requires Customer to make any monetary payments; and (iii) Customer giving CoreLogic all information and assistance reasonably requested by CoreLogic in connection with the conduct of the defense and settlement of the Infringement Claim and any subsequent appeal at CoreLogic’s expense, subject to Section 12 (Limitation on Liability).

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(b)          If an Infringement Claim has been made, or in CoreLogic’s opinion is likely to be made, CoreLogic may, at its sole option and expense, either: (i) procure for Customer the right to continue using the Service; or (ii) replace or modify the Service so that it becomes non-infringing. If neither of the foregoing options is reasonably available, CoreLogic may immediately terminate both Parties’ respective rights and obligations under this Agreement with regard to the Service, and refund to Customer a pro-rata amount of any prepaid Fees actually paid by Customer for the unused portion of such Service. For the avoidance of doubt, nothing in this Section 9.1(b) will relieve or release CoreLogic from any indemnity obligations owed to Customer in Section 9.1(a).

(c)          Notwithstanding the foregoing, CoreLogic shall have no obligation to indemnify Customer to the extent an Infringement Claim arises from (i) the combination, operation or use of the Services with any other software, data, products or materials not supplied by CoreLogic, (ii) the use of the Services other than as expressly provided in the Permitted Applications or otherwise in violation of the terms and conditions of this Agreement; (iii) the alteration or modification of the Services; (iv) CoreLogic’s compliance with Customer’s designs, specifications or instructions; or (v) Customer’s continued use of the Services after CoreLogic has informed Customer of modifications or changes to the Services required to avoid the Infringement Claim.

(d)          THIS SECTION 9.1 SETS FORTH CORELOGIC’S ENTIRE LIABILITY TO CUSTOMER AND CUSTOMER’S SOLE REMEDIES WITH RESPECT TO ANY THIRD PARTY INTELLECTUAL PROPERTY CLAIMS.

9.2.          Indemnification by Customer. Except for CoreLogic’s indemnity obligations set forth in Section 9.1, Customer shall indemnify, defend and hold CoreLogic harmless from and against all claims, losses, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees) arising from a claim, suit or proceeding brought against CoreLogic by a third party arising out of or related to the use of the Services by the Customer or its Permitted Users (as defined in the applicable Addendum), Customer’s provision of or CoreLogic’s use of any data, documentation or other materials provided by Customer under this Agreement and/or or Customer’s breach of this Agreement. Customer shall have no obligation to indemnify CoreLogic to the extent the claim, suit or proceeding against CoreLogic arises from CoreLogic’s material breach of this Agreement.

10.	Term; Termination.

10.1.          Term. Unless otherwise terminated, as set forth below, this Agreement shall commence on the Effective Date and continue until the expiration or termination of all SOWs. The term of each SOW is as specified in such SOW.

10.2.          Termination for Cause. If either Party breaches any provision of this Agreement, including a provision of any applicable Addendum or SOW, the non-breaching Party may, upon providing written notice of such breach, terminate this Agreement in its entirety or the specific SOW that was breached, if the breach is not cured within 30 days following such notice, unless a shorter cure period is otherwise set forth in the applicable SOW. Notwithstanding the foregoing, CoreLogic may immediately terminate this Agreement upon written notice in the event Customer breaches this Agreement after receiving two prior breach notices.

10.3.          Termination for Insolvency. Either Party may immediately terminate this Agreement upon written notice to the other Party in the event the other Party: (i) becomes insolvent; (ii) files, submits, initiates, agrees to or is subject to any bankruptcy petition, conservatorship, request or petition for appointment of a receiver, or demand or application for voluntary or involuntary dissolution; or (iii) makes a general assignment for the benefit of its creditors.

10.4.          Effects of Termination. Upon expiration or termination of this Agreement or a SOW, all license rights granted by CoreLogic to Customer pursuant to the Agreement or such SOW shall terminate and Customer shall pay CoreLogic in full for all Services accessed or delivered. Customer acknowledges that minimum Fees, annual Fees, flat Fees and the like are based on a minimum term. If the Agreement or any SOW is terminated due to Customer’s breach, Customer shall pay CoreLogic the full amount of any outstanding minimum Fees, annual Fees, flat Fees or the like for the remainder of the then-current term. Notwithstanding the foregoing, the Parties agree that if Customer orders or continues to use the Services after the expiration or termination of this Agreement or the applicable SOW, and CoreLogic accepts such orders or delivers such Services, then such orders and use of the Services shall be governed by the terms and conditions of this Agreement; provided, however, that acceptance by CoreLogic of any order or delivery of any Services after the expiration or termination this Agreement shall not be considered an extension or renewal of this Agreement or the applicable SOW, nor obligate CoreLogic to accept any other orders or continue to deliver the Services.

10.5.          Return or Destruction of Materials. Within ~~15~~30 days of expiration or termination of this Agreement or a SOW, Customer shall destroy, or if requested by CoreLogic, return all Services and CoreLogic Confidential Information (including all copies of the same) (collectively, the “Materials”) and certify in writing signed by an officer of Customer that all Materials have been returned or destroyed. If such Materials are not returned or destroyed in accordance with the foregoing, Customer shall pay CoreLogic the Fees ordinarily and reasonably charged by CoreLogic for the Services until such time as such Materials are destroyed by Customer. Notwithstanding the foregoing, Customer may retain a copy of the Services in an archival database, as required for regulatory compliance and internal record-keeping, and for no other use, commercial or otherwise.

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11.         Disclaimer. UNLESS OTHERWISE SET FORTH IN AN ADDENDUM OR SOW, THE SERVICES ARE PROVIDED “AS IS” WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANT-ABILITY, NON-INFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE (EVEN IF THAT PURPOSE IS KNOWN TO CORELOGIC), OR ARISING FROM A COURSE OF DEALING, USAGE, TRADE PRACTICE. CORELOGIC DOES NOT REPRESENT OR WARRANT THAT THE SERVICES ARE COMPLETE OR FREE FROM ERROR OR WILL BE AVAILABLE 24 HOURS PER DAY, 7 DAYS PER WEEK, AND DOES NOT ASSUME, AND EXPRESSLY DISCLAIMS, ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY LOSS OR DAMAGE CAUSED BY ERRORS OR OMISSIONS IN THE SERVICES, WHETHER SUCH ERRORS OR OMISSIONS RESULT FROM NEGLIGENCE, ACCIDENT, OR OTHER CAUSE. CORELOGIC MAKES NO REPRESENTATIONS OR WARRANTIES ABOUT THE LEGALITY OR PROPRIETY OF THE USE OF THE SERVICES IN ANY GEOGRAPHIC AREA.

12.         Limitation of Liability. OTHER THAN IN RESPECT OF CORELOGIC’S FRAUD, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, UNLESS OTHERWISE SET FORTH IN AN ADDENDUM OR SOW, CORELOGIC’S TOTAL LIABILITY AND CUSTOMER’S EXCLUSIVE REMEDY UNDER OR RELATED TO ANY SOW UNDER THIS AGREEMENT IS LIMITED TO DIRECT MONEY DAMAGES NOT EXCEEDING THE AMOUNT PAID BY CUSTOMER TO CORELOGIC UNDER SUCH SOW DURING THE 24 MONTHS PRECEDING THE EVENT OR CIRCUMSTANCE GIVING RISE TO SUCH CLAIM (OR TWO TIMES SUCH AMOUNT FOR CORELOGIC’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 9.1(a)). THIS LIMIT IS CUMULATIVE AND ALL PAYMENTS UNDER THIS AGREEMENT ARE AGGREGATED TO CALCULATE SATISFACTION OF THE LIMIT. THE EXISTENCE OF MULTIPLE CLAIMS DOES NOT ENLARGE THE LIMIT. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL CORELOGIC, OR ANY PROVIDER OF INFORMATION USED BY CORELOGIC IN PREPARING OR PROVIDING THE SERVICES BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES, LOST PROFITS OR REVENUE, OR LOST OR DAMAGED DATA, WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EVEN IF CORELOGIC IS AWARE OR ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGES.

13.	GENERAL PROVISIONS.

13.1.          Relationship of Parties. The Parties acknowledge that this is a business relationship based on the express provisions of this Agreement and no partnership, joint venture, agency, fiduciary or employment relationship is intended or created by this Agreement. Neither Party is the legal representative or agent of, nor has the power or right to obligate, direct or supervise the daily affairs of the other Party, and neither Party shall act, represent or hold itself out as such. The rights, duties, obligations and liabilities of the Parties shall be several and not joint, each Party being individually responsible only for its obligations as set forth in this Agreement. Notwithstanding any use of the term “partner” in this Agreement or any Services, product or programs made available to Customer, the Parties do not intend to create any legal relationship or partnership between each other, and neither Party will assert to any third party or otherwise claim that such a legal relationship exists between each other.

13.2.          Notices. All notices required under this Agreement shall be sent to the addresses on the signature page of this Agreement, and, if the notice relates to a specific SOW, to any additional notice addresses listed in such SOW, to the attention of the signatories, with a copy to the Legal Department of the Party. All notices under this Agreement shall be deemed given: (i) when delivered by hand; (ii) 1 day after being sent by commercial overnight courier with written verification of receipt; or (iii) 5 days after being sent by registered or certified mail, return receipt requested, postage prepaid. Either Party may from time to time change its address for notification purposes by giving the other Party written notice of the new address and the date upon which it will become effective. Notwithstanding the foregoing, notices regarding changes in pricing, policies or programs may be communicated by e-mail.

13.3.          Assignment. Customer shall not assign or transfer this Agreement or any rights or obligations under this Agreement without CoreLogic’s prior written consent unless otherwise specifically permitted under an applicable Addendum or SOW. A change in control constitutes an assignment under this Agreement. Any unauthorized assignment or transfer shall be void and constitutes ground for immediate termination of this Agreement by CoreLogic. This Agreement binds and inures to the benefit of the Parties and their respective permitted successors and permitted assigns.

13.4.          Severability. If any provision, or part thereof, of this Agreement becomes or is declared invalid, illegal or unenforceable in any respect under any law, such provision, or part thereof, shall be null and void, and deemed deleted from this Agreement. The validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired.

13.5.          No Waiver. Any waiver is only valid to the extent expressly set forth in writing. No waiver by either Party of any right under this Agreement shall constitute a subsequent or continuing waiver of such right or any other rights under this Agreement.

13.6.          Injunction. Customer acknowledges that the Services are a valuable commercial product, the development of which involved the expenditure of substantial time and money. Any violation of the licenses granted hereunder, confidentiality obligations or infringement or misappropriation of CoreLogic’s intellectual property rights shall be deemed a material breach of the Agreement, for which CoreLogic may not have adequate remedy in money or damages, and CoreLogic shall be entitled to seek injunctive relief, in addition to (and not in lieu of) such further relief as may be granted by a court of competent jurisdiction.

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13.7.          Force Majeure. Except for Customer’s obligation to pay the Fees for Services provided, neither Party shall be liable for any failure or delay in its performance due to circumstances beyond its reasonable control (including, but not limited to, act of terrorism, war (declared or not declared), sabotage, insurrection, riot, act of civil disobedience, act of any government, accident, fire, explosion, flood, storm, earthquake, volcanic eruption, nuclear event, any act of God, labor disputes, failure or delay of shippers, or unavailability of components or equipment); provided that it notifies the other Party as soon as practicable and uses commercially reasonable efforts to resume performance.

13.8.          Governing Law. This Agreement is governed by and construed in accordance with the laws of the State of California, without giving effect to its principles of conflicts of law. Any litigation arising out of this Agreement shall be brought by either Party in a court of competent jurisdiction located in Orange County, California, and each Party hereby waives any defenses it may have before such courts based on a lack of personal jurisdiction or inconvenient forum. Each Party hereby expressly and irrevocably waives the right to a jury trial. The prevailing party shall be awarded its reasonable attorneys’ fees and costs in any proceeding arising out of or related to this Agreement.

13.9.          Insurance. CoreLogic shall carry and maintain at all times during the term of this Agreement, the lines of insurance coverage with minimum policy limits as follows: (i) Workers’ Compensation with limits as required by applicable statute; (ii) Employers’ Liability with limits of $1,000,000.00, per accident and in the aggregate; (iii) Commercial General Liability with limits of $2,000,000.00, combined single limit bodily injury and property damage, per occurrence and in the aggregate; (iv) Business Automobile Liability with limits of $1,000,000.00, combined single limit, each accident; (v) Umbrella/Excess Liability with respect to (ii), (iii) and (iv) above, with limits of $2,000,000.00 per occurrence and in the aggregate; (vi) Professional (Errors and Omissions) Liability coverage with a minimum combined single limit of $2,000,000.00; and (vii) Fidelity (Bond)/Crime insurance in the amount of $1,000,000 for the joint protection of CoreLogic and Customer from any loss, theft or embezzlement of Customer’s property or funds caused by any officers, employees or agents of CoreLogic. CoreLogic shall use an insurance provider having an A.M. Best Company rating of A- or better with financial size category of X or higher. CoreLogic shall provide Customer certificates of insurance evidencing coverage upon Customer’s request. CoreLogic shall endeavor to provide Customer with 30 days prior notice of cancellation of any of the insurance required under this Section 13.9.

13.10.         No Third Party Beneficiaries. CoreLogic and Customer agree that this Agreement, including each Addendum and each SOW, are for the benefit of the entities executing such document(s) and are not intended to confer any rights or benefits on any third party, including any employee or client of either entity executing such document(s), and that there are no third party beneficiaries as to this Agreement or any part or specific provision of this Agreement.

13.11.         Survival. The following sections shall survive the expiration or termination of this Agreement: 2 (Ownership); 3 (Fees; Taxes); 6 (Confidentiality); 9 (Indemnification); 10.4 (Effects of Termination); 10.5 (Return or Destruction of Materials); 11 (Disclaimer); 12 (Limitation of Liability); and 13 (General Provisions).

13.12.         Construction. Section headings of this Agreement have been added solely for convenience of reference and shall have no effect upon construction or interpretation of this Agreement. Unless the context otherwise requires, words importing the singular shall include the plural and vice-versa. The words “include,” “includes” and “including” shall mean “include without limitation,” “includes without limitation” and “including without limitation,” it being the intention of the Parties that any listing following thereafter is illustrative and not exclusive or exhaustive. All references to “days” shall mean calendar days, unless otherwise specified. The Parties acknowledge that this Agreement was prepared by both Parties jointly, and any uncertainty or ambiguity shall not be interpreted against any one Party.

13.13.         Counterparts. This Agreement and each Addendum and SOW may be executed in any number of counterparts, each of which is deemed an original, and all taken together constitute one and the same instrument. If this Agreement is executed in counterparts, no signatory is bound until all Parties have duly executed this Agreement and all Parties have received a fully executed Agreement. Any signature transmitted by facsimile or e-mail (in .pdf, .tif, .jpeg, or a similar format), or a photocopy of such transmission, is deemed to constitute the original signature of such Party to this Agreement.

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DATA AND ANALYTICS LICENSING ADDENDUM

TO

MASTER SERVICES AGREEMENT

This Data and Analytics Licensing Addendum (“D&A Addendum” or “Addendum”) is entered into between CoreLogic Solutions, LLC, together with its subsidiaries and affiliates (collectively, “CoreLogic”) and the customer identified below in the signature block to this D&A Addendum (“Customer”) (collectively, the “Parties,” or individually, a “Party”). This D&A Addendum is subject to the Master Services Agreement and all subsequent amendments, exhibits, or attachments thereto (“Agreement”) between CoreLogic and Customer. This D&A Addendum is effective as of the date of last signature below.

1.	DEFINITIONS.

As used in this D&A Addendum, and in addition to terms defined elsewhere in the Agreement, the following terms shall have the meanings set forth below:

1.1	“End User” means a third party real estate investor, either an individual or institutional investor who is authorized in the Permitted Applications of a particular SOW to use the Services or Customer’s products that incorporate or rely on the Services set forth in such SOW for its own internal purposes, and not for resale or redistribution. For purposes of clarity, End Users shall not include any institutional investor engaged in the acquisition or purchase of properties in excess of 50 properties or $10 million dollars in a single transaction, whichever is greater, in any given transaction without CoreLogic’s prior written approval. Further, End Users shall not include any institution primarily in the lending business. Notwithstanding the foregoing, from time to time, Customer may be approached by an investor looking to use Customer's products that either exceed the limitation on the number of properties or the dollar value. CoreLogic agrees to enter into good faith negotiations with Customer on an agreement, to be incorporated as part of the applicable SOW, that would allow such investor to be treated as a permissible End User under this Addendum. End Users shall only access such Services or Customer’s products on a restricted basis, as authorized in the SOW, using an assigned password or other security mechanism to prevent unauthorized access or as otherwise authorized in the SOW.

1.2	“Permitted Affiliate” means an affiliate entity of Customer that is identified in the SOW and authorized to use the Services set forth in such SOW, so long as that entity is, and continues to be, controlled by, controls, or is under common control with Customer.

1.3	“Permitted Applications” means the authorized use of the Services as set forth in the applicable SOW.

1.4	“Permitted Processor” means an entity independent of Customer that provides services to Customer, including processing data on behalf of Customer and that has been authorized in the Permitted Applications of a particular SOW to provide services to Customer using the Services set forth in such SOW.

1.5	“Permitted Users” means, collectively and as applicable, End Users, Permitted Affiliates, and Permitted Processors.

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1.6	“Services” means the software applications, models, analytics, data, reports, scores and images, together with any applicable documentation, and any other information or services provided by CoreLogic to Customer as specified in each SOW. The Services include any corrections, bug fixes, updates or other modifications to the Services.

1.7	“SOW” means a Statement of Work executed by the Parties that specifically references, and is subject to the terms and conditions of, this D&A Addendum.

2.	LICENSE.

2.1	License Grant. Subject to the terms and conditions of this D&A Addendum and the Agreement, CoreLogic grants to Customer a non-exclusive, non-transferable (except as may be permitted under Section 13.3 (Assignment) of the Agreement), limited license to use the Services set forth in each SOW solely for the Permitted Applications for each SOW. There are no implied licenses under this D&A Addendum or the Agreement. All rights not expressly granted herein are reserved.

2.2	License Restrictions.

2.2.1	Customer and its Permitted Affiliates shall not use the Services for any purposes other than the Permitted Applications in the applicable SOW. Without limiting the foregoing, and except to the extent expressly authorized in the Permitted Applications in the applicable SOW, Customer and its Permitted Affiliates shall not: (i) disclose, disseminate, reproduce or publish any portion of the Services in any manner, except as set forth in Section 5 (Compliance with Law) of the Agreement) (ii) sublicense, resell, relicense or redistribute the Services in whole or in part; (iii) commingle, process, modify or combine any portion of the Services with other data or software from any other source; (iv) use the Services to create, develop, enhance or structure any database, or create models, analytics, derivative products or other derivative works for resale or external distribution; (v) disassemble, decompile or reverse engineer CoreLogic’s Confidential Information or any portion of the Services; (vi) allow access to the Services through any servers located outside of Customer’s or any Permitted Users’ operations or facilities, except that employees of Customer and any Permitted User may use the Services remotely via VPN connections in connection with the performance of their duties; (vii) use or store the Services outside the United States; or (viii) use the Services in any way that is defamatory, trade libelous, unlawfully threatening or unlawfully harassing.

2.2.2	With the exception of Permitted Users, Customer shall not share the Services with any parent, subsidiary, affiliate or other related entities, including any third parties involved in any joint venture or joint marketing arrangements with Customer.

2.2.3	Customer shall maintain the confidentiality of any usernames and passwords issued by CoreLogic and not permit usernames or passwords to be shared among its employees.

2.2.4	Customer shall not use the Services in any way that would cause the Services to constitute a “consumer report” under the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq. or similar statute, or by any other authority having jurisdiction over the Parties.

2.2.5	The restrictions on Customer’s use of the Services set forth in this Section 2.2 shall apply to any use of the Services by Permitted Users.

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3.	CUSTOMER ACKNOWLEDGMENTS.

Customer acknowledges and agrees to the following:

3.1	Availability of Data. The availability of data elements in the Services varies substantially from area-to-area, and circumstances may exist or arise that prevent CoreLogic from providing such data or achieving complete representation of all data elements in the Services. Notwithstanding anything to the contrary, CoreLogic may limit or discontinue the provision of the Services for geographic locations where: (i) CoreLogic is restricted by rules, regulations, laws or governmental entities; (ii) CoreLogic has discontinued the collection of data; or (iii) CoreLogic is prohibited by third party providers. In addition, CoreLogic may discontinue, upgrade or change the production, support, delivery and maintenance of any Services if CoreLogic develops an upgraded version or otherwise no longer generally provides such Services to its customers. In the event that CoreLogic materially modifies the content or geographic coverage of the Services provided to Customer by more than 10%, the Parties shall renegotiate the Fees in good faith according to the prevailing pricing models or Customer will have the right to terminate the SOW for the affected Services, as appropriate and no remaining fees will be owed by Customer under the SOW for the affected Services.

3.2	Limitations of Services.

3.2.1	The Services do not constitute an appraisal of any subject property, and do not include a physical or visual inspection of any subject property or an analysis of current market conditions by a licensed or certified appraiser. The condition of any subject property and current market conditions may greatly affect the validity of the Services. Customer shall not use the Services in lieu of a walk-through appraisal or other form of appraisal by a certified appraiser.

3.2.2	Customer shall not construe the Services as a representation by CoreLogic as to the condition of title to real property. The Services may not include all recorded conveyances, instruments or documents that impart constructive notice with respect to any chain of title described in the Services.

3.2.3	Certain Services are based upon data collected from public record sources. The accuracy of the methodology used to develop the Services, the existence of any subject property and the accuracy of any predicted value provided are estimates based on available data and are not warranted.

4.	PERMITTED USERS.

Before providing any access to or use of the Services to a Permitted User, Customer shall require the Permitted User to agree in writing or via an online click-through that its use of the Services will comply with Section 2.2 (License Restrictions) of this D&A Addendum, and Section 4 (Trademarks) and Section 6 (Confidentiality) of the Agreement, and the Permitted Applications contained in the applicable SOW. Notwithstanding the foregoing, Customer shall remain fully responsible for any use of the Services by its Permitted Users.

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5.	AUDITS.

Twice per year, commencing on the Effective Date, upon 20 days’ prior written notice, CoreLogic may audit Customer for purposes of verifying Customer’s compliance with the terms and conditions of this Agreement; provided, however, that CoreLogic would be entitled to audit Customer during a given year after an audit indicates Customer has not materially complied with the terms and conditions of this Agreement even if such additional audit would exceed the limit of two audits for that year. CoreLogic may choose the auditor in its sole discretion, provided that any third party auditor shall not be a competitor of Customer or create a material conflict between Customer and such third party auditor. CoreLogic or its designee may, during the course of such examination, make copies or extracts of Customer’s books and records relating to Customer’s compliance with the terms of this Agreement. CoreLogic or its designee shall treat all information reviewed during an audit as confidential. Customer may require that a third party auditor sign a confidentiality agreement with substantially similar confidentiality terms to those contained in this Agreement, and such confidentiality agreement shall provide that the auditors may use the information obtained during the audit to ensure and enforce compliance of this Agreement. Any such audit shall take place during regular business hours, shall not unreasonably disrupt Customer’s operations, and shall be conducted under Customer’s supervision. If the audit indicates there is a breach in Customer’s compliance with this Agreement: (i) CoreLogic shall notify Customer of such breach, and if such breach is not cured within ten days of CoreLogic’s notice thereof or such additional reasonable time as mutually agreed upon by the Parties if such breach is not curable in ten days, provided that Customer is diligently working towards cure, CoreLogic may immediately terminate this Agreement or any applicable SOW and pursue its legal remedies; and (ii) Customer shall pay for the cost of such audit. Additionally, if Customer is reporting usage to CoreLogic for CoreLogic’s invoicing purposes, and in such instance if CoreLogic finds that Customer has underpaid the Fees due to CoreLogic, Customer shall, within 30 days of notice of such underpayment, remit to CoreLogic the full amount of such underpayment. If Customer does not cooperate with CoreLogic’s request to audit for compliance, as set forth in this Section 5, Customer shall be deemed to be in breach of this Agreement, for which CoreLogic may immediately terminate this Agreement.

6.	SURVIVAL.

The following sections shall survive the expiration or termination of this D&A Addendum: 2.2 (License Restrictions), Section 5 (Audits) and Section 6 (Survival).

IN WITNESS WHEREOF, the Parties have caused this D&A Addendum to be duly executed. Each Party warrants and represents that its respective signatories whose signatures appear below have been and are on the date of signature duly authorized to execute this Agreement.

HOMEUNION INC. (“CUSTOMER”)		CORELOGIC SOLUTIONS, LLC (“CORELOGIC”)

By:	/s/ Don Ganguly	By:	/s/ Richard Lombardi
	Authorized Signature		Authorized Signature

Name:	Don Ganguly	Name:	Richard Lombardi

Title:	Chief Executive Officer	Title:	Vice President, Data Solutions and Licensing

Date:	November 13, 2014	Date:	November 14, 2014

Address:	2010 Main Street, Suite 250	Address:	40 Pacifica, Suite 900
	Irvine, California 92614		Irvine, California 92618

Facsimile:		Facsimile:	(949) 214-1030

CONFIDENTIAL

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Statement of Work SR 493750-238057580

For Bulk Data Services

This Statement of Work SR 493750-238057580 for Bulk Data Services (“SOW”) is between CoreLogic Solutions, LLC, a California limited liability company (“CoreLogic”) and HomeUnion Inc., a Delaware corporation (“Customer”) (collectively, the “Parties,” or individually, a “Party”). This SOW is subject to the attached Master Services Agreement of even date herewith between Customer and CoreLogic, and the attached Data and Analytics Licensing Addendum of even date herewith between Customer and CoreLogic (the “D&A Addendum”), and all subsequent amendments, exhibits, or attachments (“Agreement”) between the Parties. This SOW is effective as of the date of last signature below (“SOW Effective Date”). The Parties agree as follows:

I.	Services, Delivery & Fees: CoreLogic shall provide Customer with the Services listed below via the specified delivery method. Customer shall pay to CoreLogic the Fees set forth below. If the chart below indicates that an exhibit is attached, the additional terms and conditions set forth in the exhibit apply to the Service.

Services	Delivery, Fees & Additional Information
A. Bulk Data See the attached Bulk Data Exhibit.	[***].
1. [***]	Bundled Annual Fee: See Section II.A.
a. [***]	[***]
2. [***]	Bundled Annual Fee: See Section II.A.
a. [***]	[***]
b. [***]	[***]
3. [***]	Bundled Annual Fee: See Section II.A.
a. [***]	[***]
4. [***]	Bundled Annual Fee: See Section II.A.
a. [***]	[***]

II.	Additional Fee & Delivery Information:

A.	Bundled Annual Fee: Customer shall pay to CoreLogic a Bundled Annual Fee for the Initial Term as defined in Part IV (SOW Term and Renewal) in equal monthly installments as set forth below.

Initial Term	Bundled Annual Fee		Monthly Installments
[***]	$	[***]	$	[***]
[***]	$	[***]	$	[***]
[***]	$	[***]	$	[***]

B.	Annual Fee Increase: The Fees for the Services under this SOW shall increase 3% on the first day of each SOW renewal term.

C.	Electronic Mail Delivery: For Services delivered via electronic mail, CoreLogic shall deliver the Services to the following address: cp@homeunion.com Customer shall provide CoreLogic 30 days written notice of any changes to this address.

III.	Permitted Applications: Customer and Permitted Users specified below shall use the Services solely for the uses specified below in accordance with the terms and conditions of this Agreement.

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A.	Customer’s Use: Customer and Permitted Affiliates may use the Services or any part thereof to design, develop, test or have designed, developed or tested the Algorithms (defined below), create property analysis reports, including using the Algorithms (collectively, “Customer’s Products”), which Customer or Permitted Affiliates may provide to End Users via Customer’s secure, password protected Internet site: www.homeunion.com or any other website owned and controlled by the Customer or Permitted Affiliates (“Customer’s Websites”). Additionally, Customer may make available Customer's Products, on a limited basis for up to a maximum of five reports/properties, to market or sell Customer's Products to third parties that Customer considers potential End Users, subject to the restrictions set forth in Section III.B (End Users’ Use) below. Customer or Permitted Processors may co-mingle CoreLogic’s Services with the data obtained from other sources, provided that Customer can at all times comply with its obligations under Section 10.5 (Return or Destruction of Materials) of the Agreement. A sample copy of Customer’s Product will be provided to CoreLogic upon completion of the creation and development of the Algorithms and Customer’s Products. Upon review of the Algorithms and Customer Products, CoreLogic reserves the right to withdraw its consent for a particular Algorithm or Customer’s Product if such Algorithm or Customer’s Product is materially different from the descriptions set forth in this Section A (Customer’s Use). For purposes of clarification, all Algorithms and Customer’s Products shall be used by third party real estate investors, either individual or consumer or legal/corporate entities, which shall not include any institution primarily in the lending business as further described in Section 1.1 of the D&A Addendum. Any material changes to Customer’s Product or Algorithms that use, access or rely on the Services, require CoreLogic’s prior written approval of the continued use of the Services in connection with such product. Customer shall not deliver the Customer’s Product to End Users via any other website, domain, subdomain or other delivery mechanism (including via inline framing) without CoreLogic’s prior written approval. Customer and Permitted Affiliates shall not use, resell, relicense or redistribute the Services, in whole or in part, except as expressly authorized in this Section A (Customer’s Use).

1.	Algorithms: Customer and Permitted Affiliates may use the Services as contained or relied upon in Customer’s Products delivered through the Customer indices, models and algorithms described below (the “Algorithms”). For the avoidance of doubt, the Algorithms and any related intellectual property rights are the sole property of Customer, provided however that CoreLogic shall always retain ownership rights (including all intellectual property rights) of the Services, including any derivative works thereof. The Algorithms, including as disclosed in this SOW, are Customer Confidential Information under this Agreement.

a.	[***].
b.	[***].
c.	[***].
d.	[***].
e.	[***].
f.	[***].
g.	[***].

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2.	Teaser Data: Additionally, Customer may [***]. “Teaser Data” consists solely of the data elements set forth in a separate Teaser Data Exhibit.

3.	Scrubbed Telephone Numbers: Customer shall provide its Organization ID Number and Subscription Account Number (“SAN”) to the National Do Not Call Registry to CoreLogic, including Customer’s updated SAN at each SAN renewal. Customer shall subscribe, at a minimum, to the telephone number area codes corresponding with the area codes of the scrubbed telephone numbers to be provided by CoreLogic to Customer. CoreLogic shall cease providing Customer with scrubbed telephone numbers if, at any time, Customer does not have a valid and current SAN and/or to the extent the area codes of the scrubbed telephone numbers provided by CoreLogic are not included among the area codes subscribed to by Customer. CoreLogic shall not be responsible for Customer’s use of scrubbed telephone numbers.

B.	End Users’ Use: End Users shall use Customer’s Product solely for their own internal business purposes of reviewing properties and neighborhoods. End Users shall not resell, relicense or redistribute Customer’s Product in whole or in part.

C.	Permitted Processors: CoreLogic authorizes Talentica Software (India) Pvt. Ltd., Jeff Lehdal, an independent contractor, as a Permitted Processor of Customer under this SOW. From time to time, Customer may designate additional Permitted Processors subject to CoreLogic’s prior consent. Customer shall name CoreLogic as an express third party beneficiary in any agreements pursuant to which Permitted Processors provide Customer with services. A Permitted Processor shall only use the Services on behalf of Customer. In connection with the Algorithms, a Permitted Processor shall be permitted to use the Services on behalf of Customer to develop, design, test, maintain, support or host the Algorithms. Permitted Processors shall not use the Services for its own internal business purposes or on behalf of any third party.

D.	Permitted Affiliates: The following entities are authorized as Permitted Affiliates of Customer under this SOW and shall be permitted to use the Services solely as permitted in Section A (Customer’s Use) above; provided such parties continue to control, be controlled by, or be under common control with Customer :

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

1.	Customer may modify or supplement this list of Permitted Affiliates from time to time, subject to CoreLogic’s prior consent, which shall not be unreasonably withheld.

E.	Additional Restrictions: Without CoreLogic’s prior written approval, Customer shall not provide the Services to the following entities, their affiliates or subsidiaries, nor their successors in interest as Permitted Users: Acxiom, America Online, Inc. (AOL), Black Knight, CBCInnovis, CD-Data, Costar Group, Data Solutions, Datamyx, Data Verify, Digital Risk, Experian, Equifax, Fair Isaac Corporation, Fidelity National Financial (FNF), Fidelity National Information Services (FNIS), Fidelity National Insurance Company, Fidelity National Title Group, First American Financial Corporation, First Data Solutions, FiServ, FNC, Google, Haines, InfoGroup, Insurance Service Office (ISO), Interthinx, iPlace, ISGN, Lending Tree, Lexis/Nexis, MacDonald-Detweiler, MasterFiles, Merlin Data, Microsoft, Myriad Development, National Data Cooperative, National Information Services, New Reach, Renwood RealtyTrac LLC, RJ Peters, Sedgwick CMS, Stewart Information Services Corporation, SW Financial, TPG Capital, Thompson-West Group, TransUnion, Verisk, Veros, Yahoo!, and Zillow. Customer shall not sell the Services to the top twenty mortgage originating and or servicing lender institutions, as listed in the National Mortgage News or other similar Thomson Media publication, without CoreLogic’s prior written approval.

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IV.	Sow Term and Renewal: The initial term of this SOW is for 36 months, commencing on the SOW Effective Date (“Initial Term”). Thereafter, the term shall not renew, unless mutually agreed upon by the Parties in writing.

V.	Execution: This SOW may be executed in any number of counterparts, each of which is deemed an original, and all taken together constitute one and the same instrument. If this SOW is executed in counterparts, no signatory is bound until all Parties have duly executed this SOW and all Parties have received a fully executed SOW. The Parties acknowledge that any signature transmitted by facsimile or e-mail (in .pdf, .tif, .jpeg, or a similar format), or a photocopy of such transmission, is deemed to constitute the original signature of such Party to this SOW. The individuals signing below represent that they are authorized to do so by and on behalf of the Party for whom they are signing.

THE PARTIES HAVE READ, UNDERSTOOD AND AGREED TO THE TERMS AND CONDITIONS OF THIS SOW.

HOMEUNION INC. (“CUSTOMER”)		CORELOGIC SOLUTIONS, LLC (“CORELOGIC”)

By:	/s/ Don Ganguly	By:	/s/ Richard Lombardi
	Authorized Signature		Authorized Signature

Name:	Don Ganguly	Name:	Richard Lombardi

Title:	Chief Executive Officer	Title:	Vice President, Data Solutions and Licensing

Date:	November 13, 2014	Date:	November 14, 2014

Address:	2010 Main Street, Suite 250	Address:	40 Pacifica, Suite 900
	Irvine, California 92614		Irvine, California 92618

CONFIDENTIAL

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